UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2010 (October 11, 2010)

CONTINENTAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32886	73-0767549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

302 N. Independence, Suite 1500 Enid, Oklahoma	73701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (580) 233-8955

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On October 11, 2010, Continental Resources, Inc. issued a press release announcing expected production growth in 2011, budgeted capital expenditures for 2011 and certain results from recent well completions, along with an announcement that the Company will host its 2010 Investors Day on Tuesday, October 12, 2010 at the Skirvin Hilton Hotel in Oklahoma City, Oklahoma. Event presentations will be audio broadcast on the Company’s website at www.contres.com. Copies of the press release and Investors Day presentations are being furnished as exhibits to this current report on Form 8-K.

In accordance with General Instruction B.2 to Form 8-K, the information being filed under Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated October 11, 2010

99.2	Investors Day presentation – First section

99.3	Investors Day presentation – Oklahoma Woodford

99.4	Investors Day presentation – Bakken

99.5	Investors Day presentation – Niobrara

99.6	Investors Day presentation – Red River Units

99.7	Investors Day presentation – Financial and operating highlights

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL RESOURCES, INC.
(Registrant)

Date: October 12, 2010	By:	/s/ JOHN D. HART
John D. Hart
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 11, 2010

99.2	Investors Day presentation – First section

99.3	Investors Day presentation – Oklahoma Woodford

99.4	Investors Day presentation – Bakken

99.5	Investors Day presentation – Niobrara

99.6	Investors Day presentation – Red River Units

99.7	Investors Day presentation – Financial and operating highlights